As filed with the Securities and Exchange Commission on January 30, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CHENIERE ENERGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	95-4352386
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

333 Clay Street, Suite 3400

Houston, Texas 77002-4102

(Address of Principal Executive Offices)

CHENIERE ENERGY, INC.

2003 STOCK INCENTIVE PLAN

(Full Title of the Plan)

Don A. Turkleson

Chief Financial Officer

Cheniere Energy, Inc.

333 Clay Street, Suite 3400

Houston, Texas 77002-4102

(713) 659-1361

(Name and address of agent for service)

Copy to:

Geoffrey K. Walker

Andrews Kurth LLP

600 Travis, Suite 4200

Houston, Texas 77002

(713) 220-4757

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Price, par value $.003 per share	1,000,000 shares	$17.24	$17,240,000	$2,184.31

(1)	This Registration Statement also covers additional shares of common stock which become issuable under the 2003 Stock Incentive Plan with respect to the securities registered hereunder by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares, or the like.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended, and are based upon the average of the high and low prices per share of the Registrant’s common stock on the American Stock Exchange on January 29, 2004.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Information required by Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act of 1933, as amended (the “Securities Act”), is not required to be filed with the United States Securities and Exchange Commission (the “Commission”) and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Commission allows us to “incorporate by reference” information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this Registration Statement, except for any information superseded by information in this Registration Statement.

The following documents filed by us with the Commission (File No. 001-16383) are incorporated herein by reference:

(a) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Commission on March 27, 2003;

(b) Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2003 filed with the Commission on May 9, 2003;

(c) Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2003 filed with the Commission on August 13, 2003;

(d) Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2003 filed with the Commission on November 13, 2003;

(e) All other reports or documents filed by us after the date of this Registration Statement under Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 10-K referenced in (a) above;

(f) The description of our Common Stock contained in our Registration Statement on Form 8-A, dated March 1, 2001, filed with the Commission on March 2, 2001, including any subsequent amendments or reports filed for the purpose of updating such description; and

(g) All other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.	Interests of Named Experts and Counsel.

Not Applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation’s board of directors to grant indemnity under certain circumstances to directors and officers, when made, or threatened to be made, parties to certain proceedings by reason of such status with the corporation, against judgments, fines, settlements and expenses, including attorneys’ fees. In addition, under certain circumstances such persons may be indemnified against expenses actually and reasonably incurred in defense of a proceeding by or on behalf of the corporation. Similarly, the corporation, under certain circumstances, is authorized to indemnify directors and officers of other corporations or enterprises who are serving as such at the request of the corporation, when such persons are made, or threatened to be made, parties to certain proceedings by reason of such status, against judgments, fines, settlements and expenses, including attorneys’ fees; and under certain circumstances, such persons may be indemnified against expenses actually and reasonably incurred in connection with the defense or settlement of a proceeding by or in the right of such other corporation or enterprise. Indemnification is permitted where such person (i) was acting in good faith, (ii) was acting in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or other corporation or enterprise, as appropriate, (iii) with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (iv) was not adjudged to be liable to the corporation or other corporation or enterprise (unless the court where the proceeding was brought determines that such person is fairly and reasonably entitled to indemnity).

Unless ordered by a court, indemnification may be made only following a determination that such indemnification is permissible because the person being indemnified has met the requisite standard of conduct. Such determination may be made (i) by a majority vote of the directors of the corporation who are not parties to such action, suit or proceeding, although such directors constitute less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, although less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

Section 145 also permits expenses incurred by directors and officers in defending a proceeding to be paid by the corporation in advance of the final disposition of such proceedings upon the receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation against such expenses.

We shall indemnify directors and executive officers to the fullest extent now or hereafter permitted under Delaware law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits have been filed as part of this Registration Statement and are specifically incorporated by reference:

4.1	Amended and Restated Certificate of Incorporation of Cheniere Energy, Inc.

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cheniere Energy, Inc.

4.3	Amended and Restated By-laws of Cheniere Energy, Inc., as amended and restated January 29, 2004

4.4	Specimen Common Stock Certificate of Cheniere Energy, Inc. (incorporated by reference to Exhibit 4.1 to Cheniere’s Registration Statement on Form S-1 as filed with the Commission on August 27, 1996 (SEC File No. 333-10905))

4.5	Cheniere Energy, Inc. 2003 Stock Incentive Plan

5.1	Opinion of Andrews Kurth LLP regarding legality of common stock

23.1	Consent of Andrews Kurth LLP (included in Exhibit 5)

23.2	Consent of Mann Frankfort Stein & Lipp CPAs, L.L.P.

23.3	Consent of PricewaterhouseCoopers LLP

23.4	Consent of KPMG LLP

23.5	Consent of Ryder Scott Company, L.P.

24.1	Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 30th day of January, 2004.

CHENIERE ENERGY, INC.

By:	/s/ CHARIF SOUKI

Name:	Charif Souki
Title:	President, Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Don A. Turkleson as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or of their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

The Plan. Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on this 30th day of January, 2004.

Name and Signature	Title	Date

/s/ CHARIF SOUKI	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	January 30, 2004

Charif Souki

/s/ WALTER L. WILLIAMS	Vice Chairman of the Board and Director	January 30, 2004

Walter L. Williams

/s/ DON A. TURKLESON	Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)	January 30, 2004

Don A. Turkleson

/s/ NUNO BRANDOLINI	Director	January 30, 2004

Nuno Brandolini

/s/ KEITH F. CARNEY	Director	January 30, 2004

Keith F. Carney

/s/ PAUL J. HOENMANS	Director	January 30, 2004

Paul J. Hoenmans

/s/ DAVID B. KILPATRICK	Director	January 30, 2004

David B. Kilpatrick

/s/ J. ROBINSON WEST	Director	January 30, 2004

J. Robinson West

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Cheniere Energy, Inc.

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Cheniere Energy, Inc.

4.3	Amended and Restated By-laws of Cheniere Energy, Inc., as amended and restated January 29, 2004

4.4	Specimen Common Stock Certificate of Cheniere Energy, Inc. (incorporated by reference to Exhibit 4.1 to Cheniere’s Registration Statement on Form S-1 as filed with the Commission on August 27, 1996 (SEC File No. 333-10905))

4.5	Cheniere Energy, Inc. 2003 Stock Incentive Plan

5.1	Opinion of Andrews Kurth LLP regarding legality of common stock

23.1	Consent of Andrews Kurth LLP (included in Exhibit 5)

23.2	Consent of Mann Frankfort Stein & Lipp CPAs, L.L.P.

23.3	Consent of PricewaterhouseCoopers LLP

23.4	Consent of KPMG LLP

23.5	Consent of Ryder Scott Company, L.P.

24.1	Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement)